     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2000


                                                      REGISTRATION NO. 333-31546

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   IPASS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   7389                                 93-1214598
(STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                              3800 BRIDGE PARKWAY
                            REDWOOD SHORES, CA 94065
                                 (650) 232-4100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL H. MANSOURI
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              3800 BRIDGE PARKWAY
                            REDWOOD SHORES, CA 94065
                                 (650) 232-4100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                            ALAN C. MENDELSON, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000
                           JAMES S. SCOTT, SR., ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                                 (212) 848-4000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by iPass in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee, the NASD filing fee and the Nasdaq National Market application fee.

Registration fee............................................  $
NASD filing fee.............................................  $
Nasdaq National Market application fee......................  $
Blue sky qualification fee and expenses.....................  $
Printing and engraving expenses.............................  $
Legal fees and expenses.....................................  $
Accounting fees and expenses................................  $
Transfer agent and registrar fees...........................  $
Miscellaneous...............................................  $
                                                              -------
  Total.....................................................  $
                                                              =======

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of duty of loyalty to us or to our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law; or

     - for any transaction from which the director derived an improper personal benefit.

     Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

     We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer for some expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by or in the right of iPass, arising out of person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

     The underwriting agreement will provide for indemnification by the underwriters of iPass, our directors, our officers who sign the registration statement, and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since January 1, 1997, we has sold and issued the following unregistered securities:

          (1) From January 1997 through December 31, 1999, we have granted stock options to purchase 13,580,934 shares of common stock, at a weighted average exercise price of $0.348, to employees, consultants and directors pursuant to its 1997 Stock Option Plan, 1999 Interim Stock Option Plan and 1999 Stock Option Plan, 1,180,837 shares have been cancelled or have lapsed without being exercised, 9,485,863 shares have been exercised in common stock, no shares of which have been repurchased and 2,914,234 shares remain outstanding.

          (2) In October 1999, the Board of Directors approved a compensatory restricted stock grant of 110,334 shares of our common stock at a purchase price of $1.50 per share. These shares are subject to repurchase by us at the original purchase price. The repurchase right lapses 25% after the first year of service, and ratably for an additional 36 months. As of December 31, 1999, no shares of common stock have been repurchased.

          (3) In June 11, 1997, we issued an aggregate of 3,621,246 shares of Series C preferred stock. Shares of Series C preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series C preferred stock outstanding.

          (4) In December 31, 1997, we issued an aggregate of 8,077,998 shares of Series D preferred stock. Shares of Series D preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series D preferred stock outstanding.

          (5) In September 13, 1999, we issued an aggregate of 5,477,574 shares of Series E preferred stock. Shares of Series E preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series E preferred stock outstanding.

          (6) In December 31, 1997, we issued a warrant to purchase 82,587 shares of Series D preferred stock to Comdisco, Inc. at an exercise price of $1.44 per share. Shares of Series D preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series D preferred stock outstanding.

          (7) In July 19, 1999, we issued a warrants to purchase 211,686 shares of Series E preferred stock to Comdisco, Inc. and MMC/Meier Mitchell Partnership No. 1 at a weighted average exercise price of $2.43 per share. Shares of Series D preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series D preferred stock outstanding.

     The sales and issuances of securities described in paragraph (1) and (2) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701.

     The sale and issuance of securities described in paragraphs (3) through (7) above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), or Regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


 EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
---------                    -----------------------
  1.1*     Form of Underwriting Agreement.
  3.1**    Restated Certificate of Incorporation of Registrant.
  3.2**    Form of Restated Certificate of Incorporation of Registrant
           to be filed upon the closing of the offering made pursuant to this Registration Statement.
  3.3**    Bylaws of the Registrant, as currently in effect.
  4.1*     Specimen Common Stock Certificate.
  4.2      Reference is made to Exhibits 3.2 and 3.3.
  5.1*     Opinion of Cooley Godward LLP.
 10.1**    Amended and Restated Investor Rights Agreement dated
           September 13, 1999 between Registrant and holders of the
           Registrant's founders and Series A Preferred Stock, Series B
           Preferred Stock, Series C Preferred Stock, Series D
           Preferred Stock and Series E Preferred Stock.
 10.2**    Amended and Restated Shareholders Agreement dated September
           13, 1999 between Registrant and holders of the Registrant's founders and Series A Preferred Stock, Series B Preferred
           Stock, Series C Preferred Stock, Series D Preferred Stock
           and Series E Preferred Stock.
 10.3**    Form of Indemnity Agreement.
 10.4**    1997 Stock Option Plan and forms of related agreements.
 10.5**    1999 Interim Stock Option Plan and forms of related
           agreements.
 10.6**    1999 Stock Option Plan and form of related agreements.
 10.7**    2000 Equity Incentive Plan and form of related agreement.
 10.8**    2000 Employee Stock Purchase Plan.
 10.9      Lease Agreement, dated October 26, 1999, between Registrant and Westport Joint Venture.
 10.10+    Dial Up Network Services Agreement by and between the
           Registrant and GTE Internetworking Incorporated dated
           October 15, 1996.
 10.11+    Virtual Internet Provider Agreement by and between UUNET
           Technologies, Inc. and the Registrant dated January 9, 1997.
 10.12+    Network Services Agreement by and between Compuserve
           Incorporated and the Registrant dated November 4, 1997.
 10.13+    Managed Data Network Services Agreement by and between
           Equant Network Services, Inc. and the Registrant dated as of
           September 17, 1996.
 10.14+**  Solution Partner Reseller Agreement by and between the
           Registrant and Fiberlink Communications dated September 4,
           1998.
 10.15**   Employment Agreement, dated May 10, 1999, between Registrant and Michael H. Mansouri.
 10.16**   Separation Agreement, dated August 19, 1999, between
           Registrant and Christopher J. Moore.
 10.17**   Form of Offer Letter to senior executive officers.
 10.18**   Separation Agreement, dated October 29, 1999, between the
           Registrant and Robert C. Schoettle.
 10.19+    OEM Service Provider License Agreement by and between RSA
           Security, Inc. and the Registrant dated February 29, 2000.
 23.1**    Consent of Arthur Andersen LLP, Independent Public
           Accountants.
 23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).

 EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
---------                    -----------------------
 24.1**    Power of Attorney. Reference is made to the signature page.
 27.1**    Financial Data Schedule.


-------------------------
  * To be filed by amendment.


 ** Previously filed.



  + Confidential treatment has been requested for a portion of this exhibit.



(b) FINANCIAL STATEMENT SCHEDULES.


     All schedules are omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of this prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) That for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of this issue.

          (4) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in the denomination and registered in the names required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Redwood Shores, in the County of San Mateo, State of California, on the 17th day of March, 2000.


                                          IPASS INC.

                                          By:   /s/ MICHAEL H. MANSOURI
                                            ------------------------------------
                                                    Michael H. Mansouri
                                                  Chairman, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----
/s/ MICHAEL H. MANSOURI                                Chairman of the Board of        March 17, 2000
-----------------------------------------------------  Directors, President, Chief
Michael H. Mansouri                                    Executive Officer (principal
                                                       executive officer)

*/s/ DONALD C. MCCAULEY                                Vice President and Chief        March 17, 2000
-----------------------------------------------------  Financial Officer (principal
Donald C. McCauley                                     financial and accounting
                                                       officer)

*/s/ JOHN S. ALSOP                                     Director                        March 17, 2000
-----------------------------------------------------
John S. Alsop

*/s/ ARTHUR C. PATTERSON                               Director                        March 17, 2000
-----------------------------------------------------
Arthur C. Patterson

*/s/ PETER G. BODINE                                   Director                        March 17, 2000
-----------------------------------------------------
Peter G. Bodine

*/s/ SETH D. NEIMAN                                    Director                        March 17, 2000
-----------------------------------------------------
Seth D. Neiman

*/s/ GEORGE M. TRONSRUE, III                           Director                        March 17, 2000
-----------------------------------------------------
George M. Tronsrue, III

*/s/ JOHN D. BELETIC                                   Director                        March 17, 2000
-----------------------------------------------------
John D. Beletic



*By: /s/ MICHAEL H. MANSOURI

     ----------------------------------------------------

     Michael H. Mansouri


     Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
---------                    -----------------------
  1.1*     Form of Underwriting Agreement.
  3.1**    Restated Certificate of Incorporation of Registrant.
  3.2**    Form of Restated Certificate of Incorporation of Registrant
           to be filed upon the closing of the offering made pursuant to this Registration Statement.
  3.3**    Bylaws of the Registrant, as currently in effect.
  4.1*     Specimen Common Stock Certificate.
  4.2      Reference is made to Exhibits 3.2 and 3.3.
  5.1*     Opinion of Cooley Godward LLP.
 10.1**    Amended and Restated Investor Rights Agreement dated
           September 13, 1999 between Registrant and holders of the
           Registrant's founders and Series A Preferred Stock, Series B
           Preferred Stock, Series C Preferred Stock, Series D
           Preferred Stock and Series E Preferred Stock.
 10.2**    Amended and Restated Shareholders Agreement dated September
           13, 1999 between Registrant and holders of the Registrant's founders and Series A Preferred Stock, Series B Preferred
           Stock, Series C Preferred Stock, Series D Preferred Stock
           and Series E Preferred Stock.
 10.3**    Form of Indemnity Agreement.
 10.4**    1997 Stock Option Plan and forms of related agreements.
 10.5**    1999 Interim Stock Option Plan and forms of related
           agreements.
 10.6**    1999 Stock Option Plan and form of related agreements.
 10.7**    2000 Equity Incentive Plan and form of related agreement.
 10.8**    2000 Employee Stock Purchase Plan.
 10.9      Lease Agreement, dated October 26, 1999, between Registrant and Westport Joint Venture.
 10.10+    Dial Up Network Services Agreement by and between the
           Registrant and GTE Internetworking Incorporated dated
           October 15, 1996.
 10.11+    Virtual Internet Provider Agreement by and between UUNET
           Technologies, Inc. and the Registrant dated January 9, 1997.
 10.12+    Network Services Agreement by and between Compuserve
           Incorporated and the Registrant dated November 4, 1997.
 10.13+    Managed Data Network Services Agreement by and between
           Equant Network Services, Inc. and the Registrant dated as of
           September 17, 1996.
 10.14+**  Solution Partner Reseller Agreement by and between the
           Registrant and Fiberlink Communications dated September 4,
           1998.
 10.15**   Employment Agreement, dated May 10, 1999, between Registrant and Michael H. Mansouri.
 10.16**   Separation Agreement, dated August 19, 1999, between
           Registrant and Christopher J. Moore.
 10.17**   Form of Offer Letter to senior executive officers.
 10.18**   Separation Agreement, dated October 29, 1999, between the
           Registrant and Robert C. Schoettle.
 10.19+    OEM Service Provider License Agreement by and between RSA
           Security, Inc. and the Registrant dated February 29, 2000.
 23.1**    Consent of Arthur Andersen LLP, Independent Public
           Accountants.
 23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).
 24.1***   Power of Attorney. Reference is made to the signature page.
 27.1***   Financial Data Schedule.


-------------------------

  * To be filed by amendment.



 ** Previously filed.



  + Confidential treatment has been requested for a portion of this exhibit.